SUPPLY CHAIN SERVICES, INC.
                           EXHIBIT 10-A


                       Dated 24th June 2002
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                   SUPPLY CHAIN SERVICES LIMITED
                            As Borrower


                                and


                   DIGITAL WORLD FINANCE LIMITED
                             As Lender


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                    DEED OF DEBTS RESCHEDULING
                           incorporating
                  a float charge over Undertaking


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           J. CHAN, YIP, SO & PARTNERS
           Solicitors & Notaries
           31 New Henry House       Tel:    2877 8800
           10 Ice House Street      Fax:    2877-8119
           Central                  Ref:    L4757/2002/JWLY
           Hong Kong                Email:  mail@jcyslaw.com




                               INDEX
                               *****
 Clause                                                   Page No.

    1     Interpretation                                      2
    2     Rescheduling of Debts                               2
    3     Conditions Precedent                                2
    4     Repayment                                           2
    5     Prepayment                                          2
    6     Interest                                            3
    7     Default Interest                                    3
    8     Deductions/Taxes                                    4
    9     Change in Circumstances                             5
   10     Payment                                             6
   11     Charging Provisions                                 7
   12     Warranties                                          7
   13     Undertakings                                       11
   14     Default in compliance with Undertakings            15
   15     Security Enforceable                               15
   16     Appointment of and Powers of Receiver              16
   17     Provisions affecting Receiver                      18
   18     Lender's Powers                                    19
   19     Application of Receipts                            19
   20     Possession                                         19
   21     Further Assurance                                  20
   22     Power of Attorney                                  20
   23     Third Parties dealing with the Lender of           21
          Receiver
   24     Release and Reassignment                           21
   25     Nature of Security                                 21
   26     New Account                                        22
   27     Indulgence                                         22
   28     Settlement                                         23
   29     Default                                            23
   30     Indemnities                                        27
   31     Fees, Costs and Expenses                           29
   32     Calculations and Evidence                          29
   33     Assignment                                         30
   34     Remedies, etc.                                     30
   35     Communications                                     31
   36     Partial Invalidity                                 31
   37     Governing Law                                      32
Schedule  Interpretation (Clause 1)                          33
    1
Schedule  Conditions Precedent                               40
    2
 Exhibit  Corporate Guarantee
   "A"
 Exhibit  Personal Guarantee
   "B"
 Exhibit  Share Charge
   "C"

THIS DEED is made on 24th June, 2002

BETWEEN

1.   SUPPLY CHAIN SERVICES LIMITED (                        ), a
company incorporated and registered in Hong Kong having its registered office at 13th floor, Sing Ho Finance Building, 166-168 Gloucester Road, Wanchai, Hong Kong (the "Borrower"); and

2.   DIGITAL WORLD FINANCE LIMITED (                        ), a
company incorporated and registered in Hong Kong having its registered office at Room 2001, 20th Floor, Hong Kong Diamond Exchange Building, 8-10 Duddell Street, Central, Hong Kong (the "Lender").

WHEREAS

(A) By loan agreement dated 28th June, 2001 made between the Borrower and the Lender (the "Loan Agreement") the Lender advanced to the Borrower a principal amount of HK$2,000,000.00 subject to and upon the terms and conditions therein mentioned.

(B) Immediately prior to the execution of the Assignment the Borrower was indebted to:

  (a) the Lender in the sum of HK$2,047,500.00 representing the principal amount and interest thereon due and payable by the Borrower under the Loan Agreement; and

  (b)  Best Victory in the sum of HK$7,550,658.61 representing
  (01) the amounts of a series of documentary credit opened by Best Victory at the request of the Borrower in favour of the Borrower's suppliers (02) bank charges and interest paid by Best Victory under such documentary credit for the benefit of the Borrower and (03) commissions to which Best Victory was entitles to receive from the Borrower for making available its own trade facilities for the benefit of the Borrower.

(C)  The Lender and Best Victory are members of the same group of companies as, and wholly-owned subsidiaries of, Digital World
Holdings Limited (        ), whose shares are listed on The Stock
Exchange of Hong Kong Limited.

(D) By the Assignment Best Victory as beneficial owner assigned to the Lender absolutely all its interest in and right to the sum of HK$7,550,658.61 due and owing by the Borrower to Best Victory as aforesaid and the full benefit and advantage thereof and all the powers and remedies in enforcing payment thereof.

(E) At the request of the Borrower the Lender has agreed to reschedule the Debts subject to and upon the terms and conditions hereinafter appearing.

NOW THIS DEED WITNESSES as follows:

1.  Interpretation

     Words and phrases appearing in this Deed shall be read and construed in accordance with the definitions and provisions in
Schedule 1.


2.   Rescheduling of Debts

     Subject to the terms and conditions of this Deed, the Lender agrees at the request of the Borrower to reschedule the Debts by giving the Borrower further time until the Final Repayment Date to repay the Debts together with interest thereon.


3.   Conditions Precedent

     The obligation of the Lender to reschedule the Debts is conditional upon, and the Borrower shall not request that the Debts be made rescheduled until, the Lender confirms that it has received and found to be satisfactory each of the items and evidence (as the case may be) listed in Schedule 2.


4.   Availability

     Subject as otherwise provided in this Deed, the Borrower shall repay the Debts and every part thereof, so far as not otherwise repaid or prepaid under the provisions of this Deed together with any other monies then outstanding in one lump sum on the Final Repayment Date.


5.   Prepayment

5.1 Subject as otherwise provided in this Deed, the Borrower may, subject to having given to the Lender not less than one (1) Business Days' prior notice of its intention to make prepayment specifying the amount to be prepaid and the date of such repayment, prepay the Debts or any part thereof, subject to a minimum amount of HK$500,000.00 or a higher integral multiple thereof (other than the last prepayment of the final balance of the Debts where such final balance is less than HK$500,000.00).

5.2 Any prepayment made under this Deed shall be made together with accrued interest on the amount prepaid and any other sum then due to the Lender under the Loan Documents.

5.3 Any notice of prepayment, once given, shall be irrevocable and shall oblige the Borrower to prepay in accordance with that notice. The Borrower may not reborrow any amount prepaid or repaid.


6.   Interest

     Interest on the Debts shall accrue from 18th March, 2002 at the rate of two per cent. (2%) per annum above the best lending rate for HK Dollars from time to time announced by The Hongkong and Shanghai Banking Corporation Limited and shall be paid by the Borrower on:

     (a) if applicable, the date(s) of prepayment where the Borrower makes a prepayment in accordance with Clauses 5, 9.1 and 9.2 (ii); and

     (b) the Final Repayment Date where the Borrower makes a repayment in accordance with Clause 4.


7.   Default Interest

7.1 If the Borrower defaults in payment when due of any amount, whether principal, interest or otherwise, payable in accordance with the provisions of this Deed, it shall pay to the Lender interest on such overdue amount from the due date of payment until actual payment (as well after as before judgment) at the rate of two per cent. (2%) per annum above the rate of interest applicable to the Debts from time to time, or which would have been applicable to the sum in default had it constituted part of the Debts.

7.2 Interest accrued on any overdue amount shall be payable on demand by the Lender made at any time.


8.   Deductions/Taxes

8.1 All amounts payable by the Borrower under this Deed shall be paid (except to the extent required by law):

     (a)  free of any restriction or condition;

     (b) free and clear of and without any deduction or withholding on account of any taxes; and

     (c) without deduction or withholding on account of any other amount, whether by way of set-off, counterclaim or otherwise.

8.2 If (i) the Borrower is required by law or by any taxing authority to make any deduction, withholding or payment on account of any present or future tax or other amount from or in respect of, as the case may be, any sum paid or payable by the Borrower to the Lender under this Deed or on or with regard to any aspect of the transactions contemplated in this Deed or the execution and delivery of the Loan Documents or (ii) the Lender (or any person on its behalf) is required by law or by any taxing authority to make
(01) any deduction or withholding from, or (02) (except on account of tax on the overall net income of the Lender) any payment on or calculated by reference to the amount of, any sum received or receivable by the Lender under this Deed, then:

     (a) if the deduction, withholding or payment in question is required to be made by the Borrower, the Borrower shall notify the Lender of the requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

     (b) the Borrower shall pay such tax or other amount before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Lender) on behalf of and in the name of the Lender;

     (c) save and except where the deduction, withholding or payment is in respect or on account of tax on the Lender's overall net income, the sum payable, in respect of which the relevant deduction, withholding or payment is required, shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Lender receives on the due date (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

     (d) within thirty (30) days after payment of any legally required deduction or withholding, and within thirty (30) days after the due date of payment of any tax or other amount required to be paid pursuant to Paragraph (b) above, the Borrower shall deliver to the Lender evidence, satisfactory to the Lender, of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

8.3 Without prejudice to the provisions of Clause 8.2, if any sum paid or payable by the Borrower under this Deed is or would when paid be subject to any deduction or withholding on account of any tax or other amounts imposed by or within any jurisdiction in or from which the payment is or is to be made, the Borrower will, at the request of the Lender, agree to such change as the Lender may request and the Borrower shall approve (such approval not to be unreasonably withheld) in the manner or place of payment by the Borrower hereunder in order to avoid the requirement of such deduction or withholding.


9.  Change In Circumstances

9.1 If at any time the Lender determines that it is or will become unlawful or contrary to any law or directive of any agency or state for it to allow to be outstanding all or part of the Debts, to carry out all or any of its other obligations under this Deed and/or to charge or receive interest at the rate(s) payable pursuant to this Deed, upon the Lender so notifying the Borrower, the Borrower shall repay all (but not part only) of the Debts on such date as the Lender shall certify to be necessary to comply with the relevant law or directive, without premium or penalty (other than any amounts payable under Clause 5.2) but together with all accrued interest thereon and any other sum then due to the Lender under this Deed.

9.2 If any change in applicable law or in the interpretation or application thereof or if compliance by the Lender with any applicable direction, request or requirement (whether or not having the force of law) of any competent governmental or other authority introduced or imposed after the date of this Deed shall, in the opinion of the Lender :

     (a) subject the Lender to any taxes or increase the Lender's liability to taxes with respect to the Debts or any part thereof
(other than tax on its overall net income);or

     (b) change the basis of taxation to the Lender in respect of payments of principal, interest or any other payment due or to become due to its pursuant to this Deed (other than where the tax in effect after such change in basis is still a tax on its overall net income);or

     (c) impose on the Lender any other condition affecting the Debts or any part thereof,

and the result of any of the foregoing is either directly or indirectly (I) to increase the cost to the Lender of maintaining or funding all or part of the Debts, (II) to reduce the amount of any payment received or receivable by the Lender under this Deed, (III) to oblige he Lender to make any payment on or calculated by reference to the amount of any sum received or receivable by it under this Deed, (IV) to cause the Lender to forgo any interest or other sum received or receivable by it or (V) to render the Lender otherwise unable to obtain the rate of return on its overall capital which it would have been able to achieve but for its entering into and/or performing its obligations under this Deed, in any such case by an amount which the Lender considers to be material, then in any such case:

     (i) the Lender shall notify the Borrower of the occurrence of such event as soon as reasonably practicable after the Lender becomes aware of such event; and

     (ii) the Borrower shall indemnify the Lender against that increased cost, reduction, payment or forgone interest or other sum and, accordingly, shall from time to time on demand (whenever made) pay to the Lender such additional amounts as the Lender may certify to be necessary so to indemnify it. Any such demand may be made at any time before or after the end of any period to which such demand relates and at any time before or after any prepayment, repayment or transfer of all or part of the Debts or any part thereof. In such circumstances the Borrower shall be at liberty at any time after a demand has been made of it, but without prejudice to its obligation to indemnify the Lender under this Clause, to serve notice of its intention to prepay all (but not part only) of the Debts on any date prior to the Maturity Date.


10.  Payment

10.1 On the date on which any sum is due from the Borrower hereunder or in connection herewith, it shall make such sum available to the Lender before 1:00p.m. on the due date by delivery to the Lender's office (or such other place in Hong Kong as the Lender may from time to time notify the Borrower for the purpose) of a cashier order or a HK Dollar cheque drawn on a licensed bank in Hong Kong for the amount of the Facility or in such manner as the parties hereto may from time to time agree.

10.2 Any payment to be made by the Borrower on a day which is not a Business Day and which would otherwise be due on a non-Business
Day shall instead be due on the next Business Day in the same calendar month and, if none, on the immediately preceding Business Day.


11.  Charging Provisions

11.1 The Borrower as beneficial owner and as continuing security for the discharge of the Obligations charges to the Lender by way of first floating charge the Undertaking but so that the Borrower shall not without prior consent in writing of the Lender:

     (a) create or permit to exist any Encumbrance (otherwise than a lien arising by statute or operation of law) on or affecting any of the Undertaking ranking in priority to or pari passu with such floating charge; or

     (b) sell or otherwise Dispose of any of the Undertaking other than at market value for the purpose of carrying on its business or as permitted by the Loan Documents.

11.2 The Lender may at any time by notice to the Borrower convert the floating charge into a specific or fixed charge as regards any assets specified in the notice which the Lender shall consider to be in danger of being seized or sold under any form of distress or execution levied or threatened or to be otherwise in jeopardy and may appoint a Receiver thereof.

11.3 Notwithstanding anything to the contrary contained in Clause 11.2, if the Borrower shall without the prior written consent of the Lender so create or permit to exist any Encumbrance on or affecting, or so sell or otherwise Dispose of, any of the Undertaking contrary to Clause 11.1, or attempts to do so without the prior consent in writing of the Lender, or if any creditor or other person attempts to bring any distress, execution, sequestration or other process against any of the Undertaking, the floating charge hereby created shall automatically without notice operate as a fixed charge upon all parts of the Undertakings instantly upon occurrence of such event.


12.  Warranties

12.1 The Borrower represents and warrants to and for the benefit of the Lender that:

     (a) each of the corporate Covenantors is a limited liability company incorporated, registered and existing under the laws of jurisdiction of its incorporation and, where applicable, and has the power, authority and legal right to own its assets and to carry on and conduct the business and operations which it now conducts or proposes to conduct and has compiled with and will comply with all requirements (legal or otherwise) relative to it or its business;

     (b) each of the Covenantors has the necessary corporate power and/or full legal capacity, to enter into, exercise its rights and perform and comply with its obligations under the Loan Documents to which each of them is or will be a party;

     (c) the entry into by each of the Covenantors, the exercise by each of them of its rights and/or performance of or compliance with its obligations under the Loan Documents to which it is or will be a party do not and will not violate (as the case may be):

          (i) any law, regulation, directive, judgment or order to which it is subject; or

          (ii) where appropriate, its memorandum and articles of association or other equivalent constitutional documents; or

          (iii) any agreement to which it is a party or which is binding on it or its assets, and, except for Encumbrances created pursuant to or under the Loan Documents, do not and will not result in the existence of, or oblige it to create, any Encumbrance over its assets and will not constitute a default or an event that with the giving of notice or lapse of time or both would constitute a default under any agreement to which it is a party;

     (d) all corporate, shareholders and other action, conditions, approvals, including, but without limitation, all governmental and other official consents, licences, approvals and authorizations, and things required under the laws of Hong Kong to be taken, fulfilled and done in order:

          (i) to enable each of the Covenantors lawfully to enter into, exercise its rights and perform and comply with its obligations under the Loan Documents to which it is or will be a party;

          (ii) to ensure that those obligations are legal, valid and enforceable in accordance with heir terms; and

          (iii) to make such Loan Documents admissible in evidence, have been or, as the case may be, will immediately prior to the execution of this Deed be done, fulfilled and performed properly and truthfully in strict compliance with any applicable laws;

     (e) it is not necessary in order to ensure the legality, validity, enforceability, admissibility in evidence or priority of the Loan Documents (save for delivery of this Deed for registration at the Hong Kong Companies Registry) that any of them be filed, recorded or enrolled with any court or authority anywhere or (save for the prescribed filing fees payable for the registration of this Deed at the Hong Kong Companies Registry) that any stamp duty, registration or similar tax be paid on or in relation to any of them (if any);

     (f) the Loan Documents constitute (or, as and when each of them is executed, will constitute) legal, valid and binding obligations of each of the Covenantors enforceable in accordance with their respective terms and there are no approvals required in respect of any of the Loan Documents which have not been or will not be obtained by the date of the drawdown of the Facility and are not or, as the case may be, will not as of that date be in full force and effect;

     (g) except for claims made by Yi Chun Navigation, inc. and the Inland Revenue Department of the Government of Hong Kong against Chu in Hong Kong, no litigation, arbitration or administrative proceeding is current, pending or threatened:

          (i) to restrain the entry into by any Covenantor of, the exercise by any Covenantor of its rights and/or performance or enforcement of or compliance with its obligations under, the Loan
Documents to  which it is or will be a party; or

          (ii) which has or could have a material adverse effect on or on the financial condition of any of the Covenantors or the ability of any of the Covenantors to make any payment when due or to perform any of its other obligations in accordance with the Loan Documents to which it is or will be a party; or

          (iii) which has or could have a material adverse effect on the security constituted by the Loan Documents;

     (h) the obligations of each of the Covenantors under the Loan Documents to which it is or will be a party are or will be its direct, general and unconditional obligations and, subject to the Encumbrances created or to be created pursuant to or under such Loan Documents, rank or will rank at least pari passu in all respects with all its other present and future unsecured and unsubordinated Indebtedness and obligations (including contingent obligations), with the exception of Indebtedness and obligations, mandatorily preferred by law and not by contract;

     (j) there is no withholding, income or other tax or charge of Hong Kong or any other jurisdiction applicable to any payment to be made by each of the Covenantors pursuant to the terms of the Loan
Documents to which it is or will be party or to be imposed on or by virtue of the execution and delivery, performance or enforcement of the Loan Documents;

     (k) without prejudice to Paragraph c), none of the Covenantors is in default or breach of any of its obligations under any agreement to which it is a party which default or breach has or could have a material adverse effect on its ability to make any payment when due or to perform any of its other obligations in accordance with the Loan Documents to which it is or will be a party;

     (l) no event or circumstance has occurred or arisen which is or may constitute or become (with the giving of notice and/or lapse of time and/or fulfillment of any condition) an Event of Default or will occur or arise as a result of the entry by any of the Covenantors into the Loan Documents to which it is or will be a party.

     (m) the Borrower has not provided and will not provide the other Covenantors with any form of security in respect of their respective obligations under the Guarantees and the Share Charge.


12.2 The Borrower further represents and warrants to and for the benefit of the
Lender that:


     (a)  the capital structure of SCSI as set out in the Share
Charge is complete and accurate;

     (b) the Share Charge will, as and when executed, constitute a first fixed legal charge over 25,299,999 shares of Common Stock having a par value of US$0.0001 per share now held by Chu in the capital of SCSI and such additional shares in the capital of SCSI of whatever class as may at any time hereafter be subscribed or acquired by Chu; a first assignment of all further shares, warrants, securities, rights, benefits, dividends, interest, distribution and other money or property accruing, paid, offered or deriving therefrom or in respect thereof; a first assignment of Chu's right to and interest in all moneys, amounts and payment owing to him by SCSI and a subordination by way of trust of all moneys, amounts and payment to which Chu may become entitled to receive from SCSI or may receive or recover for whatever reason from SCSI;

     (c) except for liens and title retention arrangements arising in the ordinary course of business, no Encumbrance exists over all or any of the undertaking or the present or future revenues or assets of the Borrower other than (01) those as previously disclosed in writing to the Lender and
(02) those created or to be created pursuant to this Deed; and

     (d) all information, data and materials supplied to the Lender by or on behalf of each of the Covenantors concerning itself or in connection with the Debts are to the best of its knowledge and belief true, complete and accurate in all materials respects and not misleading and do not omit material facts and all reasonable enquiries have been made to verify the facts contained therein and there are no other facts the omission of which would make any fact or statement therein misleading and all forecasts and projections contained therein were made after due and careful consideration on its part, are based on the best information available to it and on fair and reasonable assumptions and are, in its considered opinion, fair and reasonable in the circumstances prevailing at the time such forecasts and projections were made and in the light of the assumptions made, and it is not aware at the date of this Deed of any fact which might have a material effect on any such assumptions or which might necessitate a material revision to any of the said forecasts or projections.


13.  Undertakings

13.1 General The Borrower undertakes to and in favour of the Lender that:

     (a) it will conduct its business in a proper and efficient manner and will comply with and duly and diligently perform all its duties and obligations under the Loan Documents to which it is or will be a party;

     (b) it will obtain or cause to be obtained and will maintain and cause to be maintained in full force and effect and will comply with the conditions and restrictions (if any) imposed in, or in connection with all consents, permits and approvals (whether governmental or otherwise) in respect of the Loan Documents and do, or cause to be done, all other acts and things, which from time to time may be necessary to ensure that each of the Loan Documents and its obligations thereunder remain in full force and effect and continue to be legal, valid, binding and enforceable in accordance with their respective terms and admissible in evidence;

     (c) it will keep and prepare its books of account and all financial statements to be delivered to the Lender under this Deed in accordance with generally accepted accounting principles and practices in Hong Kong consistently applied;

     (d) it will permit the Lender and its representatives to inspect its books of account and other relevant accounting records at all reasonable times on reasonable notice and shall cause its employees and accountants to give their full cooperation and assistance in connection with any such visits of inspection or any financial conferences called by the Lender;

     (e) it will promptly advise the Lender upon becoming aware of:

          (i)   any Event of Default;

          (ii) any litigation, arbitration or administrative proceeding which, if it had been current or pending or threatened as at the date of this Deed, would have rendered the warranty in Clause 12.1 (g) incorrect;

          (iii) any other factor which the Borrower reasonably considers may inhibit , impair or delay any of the Covenantors in the performance of its obligations under any of the Loan Documents to which it is or will be a party; or

          (iv) any change in the taxes applicable to any respect of the transactions contemplated by the Loan Documents;

     (f) it will pay all of its Indebtedness (except for Indebtedness specifically subordinated or to be subordinated pursuant to the Loan Documents) and shall perform all its other contractual obligations not specifically herein referred to duly and promptly in accordance with the particular agreements to which it is a party or by which its property or assets are bound;

     (g) it will procure that its obligations under this Agreement at all times rank at least pari passu with all its unsecured obligations, except for Indebtedness and obligations mandatorily preferred by law and not by contract;

     (h) it will pay and discharge all taxes for which it is liable (whether in Hong Kong or elsewhere), including without limitation any taxes assessed against any of its assets, prior to the date after which penalties attach for failure to pay, except, to the extent that such taxes are being contested in good faith, adequate reserves have been set aside for the payments thereof and will make timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable laws or regulations;

     (i) it will provide, and will procure that each of the other Covenantors will provide, such information and assistance as the Lender may reasonably require to enable it to review the business activities of the Covenantors.

     (j) get in collect and realize all book and other debts as and when they fall due;

     (k) notify the Lender of any proposal or contract made by the Borrower for the acquisition of any real or immovable property or any estate or interest therein;

     (l) deposit with the Lender the deeds and documents of title relating to any such property as is referred to in the foregoing Paragraph upon acquisition of the same by the Borrower and shall at any time if called upon to do so by the Lender execute over all or any part of any real or immovable property acquired by the Borrower in legal charge in favour of the Lender in such form as the Lender may require and in the case of any leasehold property shall use its best endeavours to obtain any requisite consent from the lessor;

     (m) keep all its properties and assets and all other plant, machinery, fixtures,fittings, vehicles and other effects and every part thereof in good and substantial repair and in good working order and condition and not pull down or remove any of the same without prior written consent of the Lender except in the ordinary course of use, repair, maintenance or improvement;

     (n) at its own expense, insure and keep insured all its properties, assets and rights whatsoever of an insurable nature with a reputable insurance company or underwriters against all usual risks and contingencies, including such risks and contingencies as the Lender may require from time to time to a minimum of the full replacement value thereof from time to time with the interest of the Lender noted on the policies and maintain such other insurances as are normally maintained by prudent companies carrying on similar businesses and duly pay all premiums and other moneys necessary for effecting and keeping such insurances and on demand produce to the lender the policies or, as the case may be, certificates of such insurances and sufficient evidence of such payments;

     (o) punctually pay all rents, rates, taxes, duties, fees, impositions and other outgoings whatsoever which may be payable in respect of the
          Undertakings or any part thereof and observe and perform all the covenants, terms and conditions contained in any title deeds, leases or other documents of title applicable to the Undertaking;

     (p) punctually pay and discharge all debts and obligations which by law may have priority over the security constituted by this Deed;

     (q) not commit or suffer or permit any waste upon or injure or in any manner or by any means lessen the value of any part of the Undertaking;

     (r) in relation to the Undertaking and its use or enjoyment comply with all obligations under any present or future statute, regulation, order or instrument or under any by-laws, regulations or requirements of any competent authority or planning permissions or other approvals, licenses or consents and shall produce to the Lender within fourteen (14) days of receipt every notice, order or proposal given or made by any competent authority and either comply with the same or make such objections and representations against the same as the Lender may reasonably require or approve;

     (s) promptly inform the Lender of any event or of the receipt of any notice which may affect the title of the Borrower to any party of the Undertaking or its rights or interest therein or any fixtures or fulfilment by the Borrower of any of its covenants or obligations hereunder, or may affect the security constituted by any of the Loan Documents.


13.2 Negative The Borrower further undertakes to and in favour of the Lender that without the prior written consent of the Lender
(which consent may be subject to such conditions as the Lender sees fit to impose) it will not :

     (a) take any step with a view to dissolution, liquidation or winding-up;

     (b) except for Indebtedness incurred pursuant to this Deed or Indebtedness incurred in the ordinary course of business and not material in amount, incur or create any Indebtedness or give any guarantee or indemnity or act as surety in respect of any Indebtedness of any other person;

     (c) except as permitted in the Loan Documents, create or permit to arise or exist any Encumbrance over or Dispose of all or any of its present or future undertaking or property or its present or future revenues or assets including its uncalled capital (if any) for the time being;

     (d) lend any money or extend any credit other than in the ordinary course of business or as permitted in the Loan Documents;

     (e) make any payment to its shareholders, whether by way of dividend, interest, return of capital, loan repayment or otherwise howsoever;

     (f) repay or redeem its issued share capital or reduce its share capital;

     (g)  alter its financial year end;

     (h) change the nature and scope of its current business in any material respect;

     (i) pay any Indebtedness owed to its shareholders until such time as the Obligations shall have been paid and discharged in full; and / or

     (j) enter into any agreement or incur any obligation which may materially or adversely affect its financial and other conditions.


14.  Default in compliance with Undertakings

     The Borrower hereby convenants with the Lender that if the Borrower shall make default in complying with its obligations under this Deed including but not limited to its obligations in respect of insurance or (where applicable) in keeping the Undertaking in good and substantial condition and state of repair as aforesaid, or in duly complying with all such requirements and notices as aforesaid then and in any such case and so often as the same shall happen the Lender shall be at liberty to perform the covenants in respect of which such default has been made, to effect such insurances and to comply with all such requirements and notices as aforesaid and the Borrower will forthwith repay on demand all moneys expended by the Lender therefore and until such repayment the same shall form part of the Obligations, shall have the benefit of the security contained in Clause 11 and shall bear interest at the rate as provided in Clause 7.1 with effect from the date of payment until repayment in full by the Borrower (both before and after judgement).


15.  Security Enforceable

     The Lender shall be entitled to declare all or any part of the security constituted by Clause 11 immediately enforceable following the making of a declaration pursuant to Clause 29.1.


16.  Appointment of an Powers of Receiver

     upon or at any time after the security constituted by Clause 11 has become enforceable, or if so requested by the Borrower, the Lender may be writing under the hand of any director, officer or manager of the Lender appoint any person (or persons) to be a Receiver of the Undertaking or any part thereof an may similarly remove any Receiver and appoint another in his stead. Any appointment of more than one person to be receivers may be joint and several and in such case reference in this Deed to a Receiver shall be to all and/or each person so appointed. Any receiver so appointed shall have power either in his own name or in the name of the Borrower:

     (a) to take possession of, collect and get in the Undertaking or any part thereof;

     (b) to manage or carry on or concur in managing or carrying on the business of the Borrower as he may think fir;

     (c) to Dispose of the Undertaking or any part thereof on such terms and conditions as he may think fit and so that (without prejudice to the generality of the foregoing) he may so Dispose for a consideration consisting of cash, debentures or other obligations, shares, securities or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he may think fit;

     (d) to promote the formation of a subsidiary company and/or companies of the Borrower with a view to such subsidiary company and/or companies purchasing, leasing, licensing or otherwise acquiring interests in all or any of the assets of the Borrower;

     (e) for the purpose of exercising any of the powers, authorities and discretions conferred on him by or pursuant to this Deed and/or of defraying any costs, charges, losses or expenses (including his remuneration) which shall be incurred by him in the exercise thereof or for any other purpose, to raise and borrow money either unsecured or on the security of the Undertaking or any part thereof either in priority to the security constituted by Clause 11 of this Deed or otherwise and generally on such terms and conditions as he may think fit, Provided that:

          (i) no Receiver shall exercise such power without first obtaining the written consent of the Lender and the Lender shall not incur responsibility to the Borrower or any other person by reason of its giving or refusing such consent whether absolutely or subject to any limitation or condition; and

          (ii) no person lending such money shall be concerned to enquire as to the existence of such consent or the terms thereof or as to the proprietary or purpose of the exercise of such power or to see to the application of any money so raised or borrowed;

     (f) to exercise or permit the Borrower or any nominees of the Borrower to exercise any powers or rights incidental to the ownership of the Undertaking or any part thereof in such manner as he may think fit and in particular any voting rights conferred by any shares, warrants or securities and any rights of enforcing securities by sale, foreclosure or otherwise and to call up all or any portion of the uncalled capital of the Borrower;

   (g) to make and effect all such repairs, alterations, improvements and developments to and insurances of the Undertaking or any part thereof as he may consider fit;

   (h)  to exercise any of the powers fiven to the Lender by Clause
       14;

   (i) to commence, carry out and complete any building works, repairs, reconstruction, furnishing or equipment of the Undertaking or any part thereof at the cost of the Borrower;

   (j) to appoint, hire and employ contractors, builders, workmen, managers, agents, officers, servants, solicitors, architects, surveyors, quantity surveyors and estate agents for any purpose on such terms and generally in such manner as he may consider fit and to discharge any such persons and any such persons appointed, hired or employed by the Borrower and/or any other Receiver;

   (k)  to purchase all materials as he may think fit;

   (l) to require the Borrower, its mangers, agents, officers, servants, solicitors, architects, surveyors, quantity surveyors and estate agents to deliver to the lender all deeds, documents, plans, drawings, specifications, papers and information whatsoever in their possession which the Receiver may require to complete any of the contracts to which the Borrower is a party of manage or Dispose of any of the properties of the Borrower and generally to give instructions to any of them;

   (m) to obtain all approvals, permissions, consents or licenses for any of the contracts to which the Borrower is a party or otherwise as he shall in his absolute discretion think fit;

   (n)
       to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with any person who is or claims to be a creditor of the Borrower or relating in any way to the Undertaking or any part thereof;

   (o) to bring, prosecute, enforce, defend, compromise and abandon all claims, actions, suits and proceedings in relation to the Undertaking or any part thereof as may seem to him to be expedient; and

   (p) to do all such other acts and things as he may consider necessary or desirable for completing any of the contracts to which the Borrower is a party of realizing any of the Undertaking or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of this Deed and generally to exercise in relation to the Undertaking or any part thereof all such powers, authorities and things as he would be capable of exercising and doing as if he were the absolute beneficial owner of the same.


17.  Provisions affecting Receiver

     The following provisions shall apply with regard to any Receiver appointed pursuant to this Deed:

   (a) any such appointment may be made either before or after the Lender shall have entered into or taken possession of the Undertaking or any part thereof;

   (b) any Receiver may (at the absolute discretion of the Lender) be appointed either Receiver of all of the Undertaking or Receiver of such part or parts thereof as may be specified in the appointment and in such latter event the powers conferred by this Deed on a Receiver shall have effect as though every reference to the Undertaking were a reference to the part or parts of the Undertaking so specified;

   (c) any Receiver shall in the exercise of his powers, authorities and discretions conform to any regulations and directions from time to time made and given by the Lender Provided that no person dealing with the Lender or any Receiver shall be concerned to enquire whether the Receiver has so conformed to any such regulations and directions;

   (d) any Receiver shall be the agent of the Borrower for all purposes and the Borrower alone shall be responsible for his contracts, engagements, acts, omissions, defaults, losses and misconduct and for liabilities incurred by him and for his remuneration and the Lender shall not incur any liability in respect of any of them (either to the Borrower or to any other person whatsoever) by reason of its appointing such Receiver or of its having made or given any requisition or direction pursuant to Paragraph (c) or for any other reason whatsoever;

   (e) the Lender may from time to time fix the remuneration of any Receiver and direct payment of that remuneration out of moneys accruing to him in the exercise of his powers as Receiver but the Borrower alone shall be liable for the payment of that remuneration; and

   (f) the Lender may from time to time and at any time require any Receiver to give security for the due performance of his duties as Receiver and may fix the nature and amount of the security to be so given but the Lender shall not be bound in any case to require any such security.


18.  Lender's Powers

     All or any of the powers, authorities and discretions which are conferred either expressly or impliedly upon a Receiver of the whole or any part of the Undertaking by this Deed may be exercised by the lender in relation to the whole or any part of the Undertaking without first appointing a Receiver of the Undertaking or notwithstanding the appointment of a Receiver of the Undertaking.


19.  Application of Receipts

     All monies receiver by the Lender or any Receiver appointed by the Lender arising from any Disposal under the powers conferred upon the Lender or upon any Receiver after the security constituted by Clause 11 has become enforceable shall be applied in accordance with the provisions of Clause 29.2.


20.  Possession

20.1 If the Lender or any Receiver enters into possession of the Undertaking, it or he may from time to time at pleasure go out of such possession.

20.2 The Lender shall not in any circumstances by reason of its entry into or taking possession of the Undertaking and whether as mortgagee in possession or under any other right conferred hereunder or under any other legal or equitable right whatsoever, by liable to account to the Borrower for anything except the Lender's own actual receipts or be liable to the Borrower for any loss or damage arising from any realization of the Undertaking or from any act, default or omission of the Lender in relation to the Undertaking or from any exercise or non-exercise by the Lender of any power, authority or discretion conferred upon it in relation to the Undertaking by or pursuant to this Deed.

20.3 All the provisions of Clause 20.2 shall apply in relation to the liability of any Receive of the Undertaking in all respects as though every reference therein to the Lender were instead a reference to the such Receiver.


21.  Further Assurance

     The Borrower shall execute and do all such assurances, acts, deeds and things as the Lender may reasonable require, and procure other interested parties so to do, for protecting or perfecting the security over the Undertaking and every part thereof and the exercise of all powers, authorities and discretions vested in the Lender or in any Receiver and shall in particular execute all transfers, conveyances, assignments, assurances and registration of the Undertaking and every part thereof, whether to the Lender or to its nominees or purchasers or sub-purchasers, and give all notices, orders and directions which the Lender may think expedient and, for the purposes of this Clause, a certificate in writing by the lender to the effect that any assurance or thing required by it is reasonable shall be conclusive evidence of such fact, in the absence of manifest error.


22.  Power of Attorney

22.1 The Borrower hereby by way of security irrevocably appoints the Lender and every Receiver of the Undertaking, each with full power of substitution and delegation and each with full power to act alone, to be its attorney and in its name and on its behalf to execute and as its act and deed or otherwise to take all action and do all such assurances, acts or things which it ought to do under the covenants and provisions contained in this Deed and generally in its name or in the name of the attorney and on its behalf to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Deed on the Lender or any such Receiver and (without prejudice to the generality of the foregoing) to execute, seal and deliver and otherwise perfect any deed, assignment, transfer, assurance, agreement, instrument, notice or act which may in the opinion of such attorney be required or deemed proper, necessary or desirable for any of the purposes of this Deed or the Loan Documents.

22.2 The Borrower ratifies and confirms and agrees to ratify and confirm whatever any such attorney is mentioned in Clause 22.1 shall do or purport to do in the exercise of purported exercise of all or any of the powers, authorities and discretions referred to therein.


23.  Third Parties Dealing with the Lender or Receiver


     No person dealing with the Lender or with any Receiver of the Undertaking appointed by the Lender shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Deed in relation to the Undertaking are or may be exercisable by the Lender or by any such Receiver, delegate or sub-delegate thereof or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers, authorities and discretions and as regards any such person dealing with the Lender or any such Receiver, delegate or sub-delegate, notwithstanding that the requisite power, authority or discretion has not become exercisable or any impropriety or irregularity whatsoever, such powers, authorities and discretions shall be deemed to be duly and validly exercised.


24.  Release and Reassignment

24.1 Subject always to the provisions of Clause 28, as soon as reasonable practicable after the discharge of the Obligations (including provision for such contingent liabilities as may reasonable be foreseen by the Lender in such manner and of such amounts as may be determined in writing by the lender in its absolute discretion), but subject to the rights of any other person which have arisen as a result of the exercise by the Lender of any of its powers hereunder and the rights of any third party, the Lender shall at the request and at the cost and expense of the Borrower take all steps that may be necessary to reassign, discharge and release the Undertaking to the Borrower or as it may direct.

24.2 Any reassignment, discharge and/or release of any of the Undertaking shall be in such form as the Lender shall approve and shall be made at the cost and expense of the Borrower.


25.  Nature of Security

25.1 The security constituted by Clause 11 is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced or affected by any other security, guarantee, indemnity, lien, power, right or remedy which the Lender may now or at any time hold or take or be entitled to in respect of the Obligations or the liabilities of the Guarantors under the Guarantees.

25.2 The security constituted by Clause 11 shall not be considered satisfied or discharged by any intermediate payment or satisfaction of the whole or part of the Obligations but shall be a continuing security and shall extend to cover any sum which shall for the time being constitute the balance due or expressed to be due to the Lender in respect of the Obligations including all sums which may be advanced by the Lender to or on account of the Borrower although the obligation to make or continue any facilities or advances may have ceased.


26.  New Account

     The Borrower covenants that:

  (a) if the Lender receives actual or constructive notice of any subsequent Encumbrance of Disposal of or affecting all or any part of the Undertaking otherwise than as permitted under the Loan Documents, the Lender may open a new account or accounts with the Borrower; and

  (b) if the Lender does not open such new account or accounts it shall, for the purposes of the amounts secured on the Undertaking, be treated as if it has done so at the time when it received notice and for such purpose and as from that time all payments made by the Borrower to the Lender shall be treated as having been credited to the new account(s) and shall not operate to reduce the amount due from the Borrower to the Lender at the time when the Lender received such notice.


27.  Indulgence

     Save as otherwise provided in this Deed, the security
constituted by Clause 11 and the rights of the Lender shall not be discharged or in any way affected by:

  (a) any time, indulgence, waiver or consent at any time given to or any compromise made with the Borrower or any other person;

  (b)  any amendment, variation or supplement in or to the Loan
     Documents or any other security, guarantee, indemnity, lien, power, right or remedy held in respect of the Obligations or any other liabilities of the Borrower or any other person;

  (c) the making or the absence of any demand on the Borrower or any other person for payment in respect of the Obligations;

  (d) the enforcement or absence of enforcement of or release of the Loan
     Documents or any of them or of any other security, guarantee, indemnity, lien, power, right or remedy;

  (e) the insolvency, bankruptcy, dissolution, liquidation, winding-up, amalgamation, reconstruction, reorganization, change in the constitution, death or incapacity of the Borrower or any other person;

  (f)  any defect of deficiency in any provision of the Loan
     Documents or any of the Loan Documents or the obligations of any party (other than the Lender) thereunder being or becoming invalid, illegal or unenforceable at any time (whether or not now known to the Lender) or for any other reason whatsoever;

  (g) any person named as a party to any of the Loan Documents not being bound by the terms of any of them whether as a result of any failure to execute, or any deficiency in the execution of, the same or as a result of any defect in or insufficiency or want of the necessary powers or any irregular or improper exercise thereof (whether or not now known to the Lender) or for any other reason whatsoever; or

  (h) any other act, omission, event or thing whatsoever which but for this provision would or might operate to discharge, impair or otherwise affect the obligations or liabilities of the Borrower or any other person under any of the Loan Documents.


28.  Settlement

     Any release, settlement, assignment, payment or discharge between the Lender, the Borrower and any of the parties to the Loan Documents shall be conditional upon no security or payment in respect of the Obligations being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason whatsoever and, in that event, the Lender shall be entitled to the extent that it may have been affected by such avoidance or reduction to recover the value or amount of any such security or payment from the Borrower subsequently as if such release, settlement, assignment, payment or discharge had not occurred.


29.  Default

29.1 If at any time and for any reason, whether within or beyond the control of the party or parties concerned:
   (a)
       the Borrower fails to pay any principal, interest or other amount payable by it hereunder on the due date or where the same is payable on demand, on demand; or

   (b) any of the Covenantors fails to pay in the manner provided in the other Loan Documents any sum payable by it thereunder when due or where the same is payable on demand, on demand; or

   (c) any representation, warranty or statement by any of the Covenantors in any of the Loan Docuemnts or in any information or document delivered thereunder or otherwise is not complied with or is or proves to have been incorrect or misleading in any respect when made or in any respect when repeated or deemed to be repeated pursuant to any of the Loan Documents, by reference to the circumstances then existing and such breach is not capable of remedy or, if in the opinion of the Lender, remediable, has not been remedied within seven (7) days after notice from the Lender requiring its remedy; or

   (d) any of the Covenantors fails duly to perform any of its obligations (other than the obligation to pay) or to observe any of the terms and conditions (other than terms and conditions of payment) imposed on it by any of the Loan Documents to which it is or will be a party and such failure is not capable of remedy or, if in the opinion of the Lender, remediable, has not been remedied within seven (7) days after notice from the Lender requiring its remedy; or

   (e) all or any material part of the assets, rights or revenues of any of the Covenantors shall be seized, expropriated, re-entered or resumed or shall be subject to compulsory purchase or acquisition (whether subject tot compensation or not) or shall be wholly or substantially destroyed; or

   (f) any consent, authorization, license or approval (whether from the Government of Hong Kong or any other authority or agency whether governmental or otherwise) required for or in connection with any of the Loan Documents is not given or not obtained within any applicable time limits or is revoked, withdrawn, terminated or changed or is or becomes subject to conditions unacceptable to the Lender or otherwise ceases to be in full force and effect or the Government of Hong Kong or any other such authority or agency objects to the Loan Documents or any part thereof; or

   (g) any government, tax, monetary or other approval required is not given or not obtained or is revoked or is withdrawn or is changed or is or becomes subject to conditions unacceptable to any Lender; or
(h)
(without prejudice to Clauses 29.1(a) or 29.1(j)) any Indebtedness of any of the Covenantors, other than in respect of this Deed and the Debts:

       (i) is not paid when due or within any applicable grace period in any agreement or instrument relating to that Indebtedness; or

       (ii) becomes due and payable before its normal or anticipated maturity by reason of a default or even of default, however described; or

       (iii) which is in respect of a guarantee, becomes actual Indebtedness and such actual Indebtedness is not paid or discharged within seven (7) days or in accordance with the relevant guarantee if such guarantee provides for a longer grace period; or

   (i)  any event occurs:

       (i) which constitutes or, with the fulfillment of any condition, would constitute an event of default under any other agreement or instrument to which any of the Covenantors is a party; or

       (ii) which has a material adverse effect on the ability of any of the Covenantors to perform its obligations under any of the Loan Documents to which it is or will be a party; or

   (j) any of the Covenantors becomes or is declared insolvent or bankrupt, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts or begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of its Indebtedness (or of any part of its Indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or any arrangement, compromise or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or any material part of its Indebtedness; or

   (k) a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the assets of any of the Covenantors and is not discharged within ten (10) days; or

   (l) any present or future security on or over the assets of any of the Covenantors becomes enforceable, or any step (including the taking of possession or the appointment of a receiver, manager or similar officer) is taken to enforce that security; or

   (m)
       a petition is presented or a proceeding is commenced, a resolution is passes, an order is made or any action is taken by any person for the dissolution, liquidation, winding-up or bankruptcy (except for the purpose of and followed by a reconstruction, amalgamation or reorganization on terms previously approved by the Lender) or for the appointment of a liquidator, receiver, administrator, trustee or similar officer, of any of the Covenantors or of all or a material part of its business or assets or if any event analogous thereto occurs or any of the Covenantors becomes or is declared insolvent, liquidated, wound-up or bankrupt under applicable laws; or

   (n) any of the Covenantors ceases to exist or ceases or threatens to ceases to carry on its business or any part thereof or changes or threatens to change the nature or scope of its business to any extent or in a way unacceptable to the Lender, or any of the Covenantors Disposes of or threatens to Dispose of all or any substantial part of its business or assets, except as contemplated under the Loan Documents; or

   (o) any action, condition or thing (including the obtaining of any necessary consent) required at any time to be taken, fulfilled or done in order to ensure that each of the Loan Documents is legal, valid and enforceable in all respects is not taken, fulfilled or done or any such consent ceases to be in full force and effect without modification or any condition in or relating to any such consent is not complied with; or

   (p) it is or will become unlawful for any of the Covenantors to perform or comply with any one or more of its obligations under the Loan Documents to which it is or will be a party or such obligation is not or ceases to be enforceable or is claimed by any of the Covenantors or any other person not to be enforceable; or

   (q) any action or proceeding of or before any court or authority shall be commenced (and not withdrawn or dismissed within a period of twenty eight (28) days after its commencement) to enjoin or restrain the performance of and compliance with any obligation expressed to be assume by any of the Covenators in any of the Loan Documents or in any manner to question the right and power of any of the Covenantors to enter into, exercise its rights under and perform and comply with any obligation expressed to be assumed by it under the Loan Documents or the legality, validity or enforceability of the Loan Documents; or

   (r) there occurs, in the opinion of the Lender, a material adverse change in the financial position of any of the Covenantors or there occurs, in the opinion of the Lender, any situation which has materially adversely affected or may materially adversely affect the ability of any of the Covenantors to perform any or all of its obligations under the Loan Documents to which it is or will be a party, then, and in any such case, the Lender may, whether or not such Event of Default is continuing, declare:

       (i) the Debts and all interest accrued thereon to be immediately due and payable (whereupon the same shall be immediately due and payable by the Borrower); and/or

       (ii) all other monies payable under the Loan Documents to be immediately due and payable (whereupon the same shall be immediately due and payable by the Borrower),

and at the same time as or at any time after the Lender makes any such declaration it may declare the security constituted by the Loan Documents to be and to have become immediately enforceable and duly enforce such security.

29.2 All monies received by the Lender at any time after the Debts and all other monies payable under any of the Loan Documents have become immediately due and payable pursuant to Clause 29.1 shall be paid into an interest bearing recoveries account to be maintained by the Lender and shall be applied, subject to any prior ranking claims:

       Firtly    :  in or towards discharging all costs and
       expenses incurred by the Lender in perfecting, preserving, exercising, protecting, enforcing or attempting to so perfect, preserve, exercise, protect or enforce its rights under the Loan Documents;

       Secondly  :   in or towards discharging all unpaid accrued
       interest payable pursuant to the Loan Documents or any of them;

       Thirdly   :  in or towards discharging the Debts and other
       monies payable hereunder; and

       Fourthly : subject to the rights of third parties of which the Lender has actual notice, any balance in payment to the Borrower.


30.  Indemnities

30.1 The Borrower shall on demand indemnify the Lender against any funding or other cost (including administration costs), loss, expense or liability sustained or incurred by it as a result of:

     (a) any sum payable by the Borrower under this Deed not being paid when due; or

     (b) delay or failure by the Borrower to pay any taxes or other monies contemplated by Clause 8.2 and payment by the Lender of any such taxes or monies, whether or not such taxes or monies shall be correctly or legally asserted or otherwise contested or contestable, together with any interest, penalties and expenses in connection therewith; or

     (c) the occurrence or continuance of any other Event of Default; or

     (d)  the accelerated repayment of the Debts pursuant to Clause
29; or

     (e) (without prejudice to any other provision hereof) any untrue or misleading statement contained in any of the Loan
Documents or in any
          information or document delivered pursuant thereto.

30.2 (A) Except (i) where costs and expenses are incurred in a currency other than HK Dollars and the Lender requires payment in that other currency and (ii) as otherwise provided in this Deed, HK Dollars shall be the currency of account and payment for all sums payable by the Borrower under or in connection with this Agreement, including damages.

     (B) Any amount received or recovered in currency other than the currency of account and payment stipulated in Sub-clause (A) ("Account Currency") (whether as a result of, or of the enforcement of, a judgment or order of a court, tribunal or authority of any jurisdiction, in the dissolution or bankruptcy of the Borrower (as the case may be) or otherwise) by the Lender in respect of any sum expressed to be due to it from the Borrower under this Deed shall only constitute a discharge to the Borrower to the extent of the amount in the
Account Currency which the Lender is able, in accordance with its usual practice, to purchase with the amounts so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make the purchase on that date, on the first date on which it is practicable to do
so).

     (C) If that amount is less than the Account Currency amount expressed toi be due to the Lender under the Loan Documents, the Borrower shall indemnify the
Lender against any loss sustained by it as a result. In any event, the Borrower shall indemnify the Lender against the cost of making any such purchase.

     (D) The indemnities in Sub-clause (C) constitute separate and independent obligations form the other obligations of the Borrower in the Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender and shall continue in full force and effect despite any judgement, order, claim or proof for a liquidated amount in respect of any sum due under the Loan Documents or any judgement or order. No proof or evidence of any actual loss may be required.


31.  Fees, Costs And Expenses

31.1 The Borrower shall pay:

     (a) upon the execution of this Deed, a documentation fee incurred by the Lender in connection with the preparation of the Loan
          Documents and other documents ancillary thereto;

     (b)  on demand by the Lender, all costs and expenses
(including legal fees
          on a full indemnity basis) incurred by the Lender in perfecting, preserving or protecting any rights under the Loan
Documents or in
          exercising or enforcing or attempting to exercise or enforce any rights under the Loan Documents and including, but without limitation, all such costs and expenses incurred by the Lender in determining whether an Event of Default has occurred; and

     (c) promptly, any stamp, documentary, registration or similar tax payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of the Loan
Documents and the
          transactions contemplated thereby and/or any amendment or waiver referred to in Paragraph (a), and the Borrower shall indemnify the
          Lender against any liability with respect to or resulting from any delay in paying or omission to pay any such tax.


32.  Calculations And Evidence

32.1 All interest, fees and other payments of an annual nature under this
Deed shall accrue from day to day and be calculated on the basis of actual number of days elapsed over a year of three hundred and sixty five
(365) days
and in the calculation of interest payable by the Borrower hereunder, inclusive of the first day of the relevant period but excluding the last.

32.2 The entries made in the accounts maintained by the Lender in respect of this Deed in accordance with the usual practice shall, save for manifest error, be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded.

32.3 A certificate issued by the Lender as to rate of interest determined to apply, the amount of the Loan, the amount of any sum, fee or other payment payable to it under this Deed or any other Loan Documents and any other certificate, determination, notification or opinion of the Lender provided for in this Deed or any other Loan Documents shall, in the absence of manifest error, be conclusive evidence that such sum is so payable or as to any other matter covered thereby.


33.  Assignment

33.1 This Deed shall enure to the benefit of the parties hereto and their respective permitted successors, assigns and transferees.

33.2 The Borrower shall not assign or transfer any or all of its rights or obligations under this Deed without prior written approval of the Lender.

33.3 (A) The Lender may at any time transfer by assignment or novation to any one or more parties all or any part of its rights and benefits and/or of its obligations under this Deed and in that event the transferee shall have the same rights and/or obligations (as the case may be) hereunder as it would have had if it had been a party hereto.

     (B) In the case of the transfer of all or part of the Lender's obligations hereunder, the Borrower, the transferee and the Lender shall, at no cost to the
Borrower, execute a novation agreement under which the Lender is released from its obligations or the part thereof transferred and the transferee assumes the obligations of the Lender or the part thereof transferred.

33.4 The Lender may disclose to a potential transferee or any other person proposing to enter into contractual arrangements with the Lender in relation to any or all of the Loan Documents such information about the Covenantors and this transaction as it may think fit.


34.  Remedies, Etc.

34.1 Time shall be of the essence of this Deed, but no failure or delay on the part of the Lender to exercise or enforce any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial or defective exercise of any right, remedy, power or privilege preclude any other or further exercise or enforcement thereof or the exercise of any other right, remedy, power or privilege. No act or conduct or negotiation on the part or on behalf of the Lender shall in any way preclude it from exercising any right, remedy, power or privilege hereunder or constitute a suspension or any variation of any such right, remedy, power or privilege save the act conduct or negotiation is directly expressly made for such purposes(s). Any consent required to be given under any provision hereof may be given subject to such conditions as the Lender may specify. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised as often as the Lender considers appropriate and are not exclusive of any rights, remedies, powers or privileges provided by law.

34.2 Any provision of this Deed may be amended only if the Borrower and the
Lender so agree in writing and any Event of Default may be waived before or after it occurs only if the Lender so agrees in writing.

34.3 This Deed constitutes the entire agreement between the parties in relation to the subject matter contained herein and supersedes any other prior commitments agreements promises or understandings written or verbal that the parties hereto hereinbefore may have had.


35.  Communications

35.1 Any notice, consent, approval or other communication
(collectively the
"communication") under this Deed shall be made in writing but, unless otherwise stated, may be made by facsimile or letter but, if by facsimile form the Borrower, shall promptly be confirmed by letter.

35.2 (A) Each communication or document to be made or delivered to any party under this Deed shall be sent to that party at the facsimile number and/or address from time to time designated by that party to the other party for the purpose of this Deed.

     (B) Any communication or document form the Borrower pursuant to this
Deed shall be irrevocable and shall not be effective until received by the Lender. Any other communication or document shall be deemed to have been delivered when dispatched (in the case of any communication made by facsimile) or (in the case of any communication made by letter) when left at that address or (as the case may be) when deposited in the post first class postage prepaid in a duly addressed envelope.


36.  Partial Invalidity

     The illegality, invalidity or unenforceability of any provision of this
Deed or
of any other Loan Documents under the law of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provision.


37.  Governing Law

37.1 This Deed shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

37.2 The submission of the parties hereto to the jurisdiction of the Hong Kong courts shall not restrict the right of the Lender to take proceedings in connection with this Deed in any other courts having, claiming or accepting jurisdiction in respect of matters pertaining to this Deed, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

37.3 To the extent that the Borrower may in any jurisdiction claim for itself or its present or future assets any immunity (including immunity from suit or other legal process), and to the extent that in any jurisdiction there may be attributed such immunity (whether or not claimed), the Borrower hereby irrevocably undertakes not to claim and hereby irrevocably waives all such immunity.

37.4 The Borrower hereby irrevocably consents to the granting of any relief and/or the issue of any process in connection with any legal action or proceedings in connection with the Loan Documents, including the making, enforcement or execution of any judgment or order against any of the property, assets or revenues of the Borrower whatsoever.



     IN WITNESS WHEREOF this Deed has been duly executed on the date first above written.

                                   SCHEDULE 1
                            Interpretation (Clause 1)

Section (1)

     In this Deed, unless the context otherwise requires:

     "Assignment" means the deed of assignment dated 18th March, 2002 and made between Best Victory as assignor and the Lender as assignee, pursuant to which Best Victory as beneficial owner assigned to the Lender absolutely all its interest in and right to the sum of HK $7,550,658.61 in the aggregate due and owning by the Borrower to Best Victory and the full benefit and advantage thereof and all the powers and remedies in enforcing payment thereof;

     "Best Victory" mean Best Victory Trading Limited (
     ), a company incorporated and registered in Hong Kong having its registered office at Room 2001, 20th Floow, Hong Kong
     Diamond Exchange Building, 8-10 Duddell Street, Central Hong
     Kong;

     "Business Day: means a day (other than Saturday) on which banks are open for business in Hong Kong;

     "Chu" means Chu Thomas Yan Chuen (   ), holder of Hong Kong
     Identity Card No. E184420(6), of Flat B, 1st Floor, Tower II, Ruby Court, 55 South Bay Road, Hong Kong;

     "Corporate Guarantee" means the guarantee in the form attached hereto as Exhibit "A" (or such other form and substance as the Lender may require) to be executed by SCSI in favour of the Lender as the same may from time to time be amended, modified, supplemented or varied;

     "Covenantors" means the parties to the Loan Documents other than the Lender and "Covenantor" means any or a specific one of the Covenantors;

     "Debts" means the aggregate of (a) the sum of HK$2,047,500.00 due and payable by the Borrower to the Lender under the Loan Agreement and (b) the sum of HK$7,550,658.61 due and payable by the Borrower to the Lender by virtue of the Assignment, as the same may from time to time be reduced by prepayment and/or repayment pursuant to the provisions of this Deed;

     "Deed" means this deed together with the Schedules hereto as the same may from time to time be amended, modified, supplemented or varied in accordance with Clause 34.2;

     "Dispose" means to make or to agree to make, and "Disposal" means any sale, assignment, exchange, transfer, concession, loan, lease, surrender of lease, direct or indirect reservation, waiver, compromise, release, dealing with or in or granting of any option, right of first refusal or other right or interest whatsoever or any agreement for any of the same and "Disponee" shall be construed accordingly;

     "Encumbrance(s)" means any mortgage, charge, pledge, lien (other than a lien arising by statute or operation of law) or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and -leaseback arrangement whatsoever over or in any property, assets or rights or interest of whatsoever nature and includes any agreement for any of the same;

     "Event Of Default" means any one of the events or circumstances specified in Clause 29.1;

     "Final Repayment Date" means 23rd September, 2002;

     "Guarantees" means the Corporate Guarantee and the Personal
     Guarantee;

     "Guarantors" means Chu and SCSI and "Guarantor" means either or a specific one of the Guarantors;

     "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

     "Hk Dollars" or "HK$" means the lawful currency for the time being of Hong Kong;

     "Indebtedness" means:

     (a) any indebtedness or other obligation (actual or contingent, present or future, secured or unsecured, as principal , surety or otherwise) for or in respect of the payment or repayment of money borrowed, or raised by whatever mean;

     (b)  the deferred purchase price of property or assets;

     (c) any guarantee or indemnity in respect of Indebtedness described in sub-paragraphs (a), (b), (d), (e), (f) and (g) of this definition;

     (d) all amounts for the time being outstanding under any acceptance credit or other bill of exchange or promissory note;

     (e) any rental or hire payable in respect of any asset or property, whether accrued or contingent;

     (f) any actual liability incurred in respect of interest and/or foreign exchange hedging arrangements; and

     (g) any indebtedness incurred under any other commercial transaction,

     and in relation to any person includes any indebtedness in respect of which it has created an Encumbrance or given a guarantee or indemnity;

     "Loan Document(S)" means this Deed, the Guarantees, the Share Charge and any further securities, charges, instruments or documents as any of the same may from time to time be amended, modified, supplemented or varied which are given or taken as security for or with respect to the Obligations;

     "Obligations" means the Debts and interest thereon and all other monies due or to become due from, or for the time being owing by, the Borrower to the Lender under the Loan Documents (or any part thereof) and all costs, charges and expenses incurred in connection with the preservation, enforcement or exercise or intended or attempted exercise of any right, power or remedy under the Loan Documents or any part thereof.

     "Personal Guarantee" means the guarantee in the form attached hereto as Exhibit "B" (or such other form and substance as the Lender may require) to be executed by Chu in favour of the Lender as the same may from time to time be amended, modified, supplemented or varied;

     "Receiver" means receiver or a receiver and manager and includes any permitted delegate or sub-delegate of the same;

     "SCSI" means Supply Chain Services, Inc., a company incorporated and organised under the General Corporation Law of the State of Delaware of the United States of America having its registered office at 1220 North Market Street, Suite 606, Wilmington, Delaware 19801, The United States of America;

     "Share Charge" means the deed of charge in the form attached hereto as
     Exhibit "C" (or such other form and substance as the Lender may require) to be executed by Chu in favour of the Lender, as the same may from time to time be amended, modified, supplemented or varied;

     "Undertaking" means all the Borrower's undertaking, property, assets, goodwill, rights and revenues whatsoever and wheresoever, both present and future, including all book and other debts now and from time to time due or owing to the Borrower, the uncalled capital, goodwill and all patents, patent applications, trade marks, trade names, registered designs, copyrights, licenses and ancillary and connected rights both present and future of the Borrower; and

     "US$" means the lawful currency for time being of The United
     States of America.

Section (2)

     Unless the context requires otherwise, any reference in this Deed to:

     an "agreement" also includes a concession, contract, deed, franchise, licence, treaty or undertaking and any waiver or release (in each case, whether oral, written, implied or by operation of law) and includes the same as from time to time amended, modified, supplemented or varied;

     "any collective definition" shall be to the persons or things comprising it as a whole or to any one or more of them or to any part of the relevant thing or matter;

     "any party" to the Loan Documents or any other agreement shall be to it and its permitted successors, assigns, and personal representatives;

     the "assets" of any person shall be construed as reference to the whole or any part of its business, undertaking, property, assets, rights and revenues (including any right to receive revenues);

     a "consent" also includes an approval, authorization, exemption, filing, licence, order, permission, recording or registration (and references to "obtaining consent" shall be construed accordingly);

     one person being "controlled" by another means that (i) that other (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove the majority of the members of the governing body of that person, (ii) the person being controlled acts or is accustomed to act in accordance with the instructions of that other or
     (iii) that other otherwise controls or has the power to control the affairs and policies of that person;

     a "directive" includes any present or future directive, policy, regulation, request, requirement, or credit restraint programme (in each case, whether or not having the force of law but, it not having force of law, compliance with which is in accordance with the general practice of the person to whom the directive is addressed);

     a "guarantee" also includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

     a "law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatever (and "lawful" and "unlawful" shall be construed accordingly);

     something having a "material adverse effect" on a person is a reference to it having a material adverse effect (a) on that person's financial condition or business or operations or (b) on its ability to perform and comply with its obligations under the Loan Documents;

     "materiality" in respect of any matter, thing or circumstance or to any matter, thing or circumstance being "material" is, subject as otherwise provided in this schedule, to that matter, thing or circumstance being considered by the lender of significance or having or being likely to have in the reasonable opinion of the lender a consequence or effect in the context of the relevant situation;

     any matter, warranty or obligation being correct, performed or satisfied in "any material respect" or "in all material respects" is to that matter, warranty or obligation being substantially correct, performed or satisfied to the extent that in the reasonable opinion of the lender there has been no inaccuracy or omission which, in the relevant circumstances, is of significance or has or may have any effect or consequence;

     a "month" means a period commencing on a day in a calendar month and ending on the corresponding day in the next calendar month or, if there is none, ending on the last day of the next calendar month;

     any "obligation" of any party under the loan documents shall be construed as a reference to any obligation expressed to be assumed by or imposed on it under the loan documents (and "due", "owing", "payable" and "receivable" shall be similarly construed);

     a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having a separate legal personality) and reference to any of the same shall include a reference to the others;

     "subsidiary", "holding company" and "group of companies" shall bear the meanings given by the companies ordinance (chapter 32 of the laws of hong kong) and "associated company" shall mean any company (not being a subsidiary) of which a person shall, whether directly or indirectly, beneficially own twenty per cent. (20%) or more of its issued share capital;

     "tax(es)" includes any present or future tax, levy, impost, stamp and other duty, governmental and other charge or filing and other fee, (or any deduction or withholding on account of any of the foregoing) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld, deducted or assessed;

     "tax on the overall net income" of a person shall be construed as a reference to tax imposed by the jurisdiction in which its principal office is located on all or part of the net income, profits or gains of that person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise);

     "time" is to Hong Kong time unless otherwise stated; and

     "words" denoting the singular shall include the plural (and vice versa) and any reference to the neuter gender shall include a reference to the masculine and the feminine genders (and vice versa).


Section (3)

     In this Deed clause headings and the index have been inserted for reference only and shall not affect construction or interpretation.


Section (4)

     In this Deed,

     (a) references to Recitals, Clauses and Schedules and Exhibits are references to recitals to, clauses of, schedules and exhibits to, this Deed;

     (b) references to Sub-clauses and Paragraphs are, unless otherwise stated, references to sub-clauses and paragraphs of the Clause or sub-clause in which the reference appears;

     (c) references to Sub-paragraphs are, unless otherwise stated, references to sub-paragraphs of the Paragraph in which the reference appears;

     (d) the words "herein", "hereof", "hereunder" and words of similar import shall be construed as references to this Deed as a whole and not to the particular provision in which the relevant reference appears;

     (e) references to (or to any specific provision of) this Agreement or any other document (including, but not limited to, any Loan Document) shall be construed as references to this Deed, that provision or that document as amended, modified, supplemented or varied from time to time with the agreement of the relevant parties and the prior written consent of the Lender and in force at any relevant time.


Section (5)

     References in this Deed to any ordinance, enactment, rule, law, directive or regulation include such ordinance, enactment, rule, law, directive or regulation as modified, consolidated, extended or re-enacted and include subsidiary legislation made thereunder.


                            SCHEDULE 2


                       CONDITIONS PRECEDENT


1. A certificate issued by a director of the Borrower incorporating:

     (a) a certified true copy of its Certificate of Incorporation on Change of Name, Memorandum and articles of Association and current Business Registration Certificate;

     (b) resolution of its board of directors authorizing execution and performance of the Loan Documents to which it is or will be a party;

     (c)  a statement as to its incumbent directors; and

     (d) specimen signatures of the persons authorized on its behalf to execute the Loan Documents to which it is or will be a party and any documents and communications ancillary thereto, including where applicable the Notice of Drawdown;

2.  The Guarantee duly executed by each of SCSI and Chu;

3. The Share Charge and all ancillary documents duly exercised by Chu together with all documents required to be delivered pursuant thereto;

4. Such other documents as the Lender's legal advisers shall stipulate should properly be provided prior to the drawdown of the Facility or which the Lender may reasonably require.


SEALED with the Common Seal of
SUPPLY CHAIN SERVICES LIMITED                 /s/ Chu Thomas Yan
(                  )                          --------------------

and SIGNED BY  Chu Thomas Yan                 /s/ Chu Wan Man
  and Chu Wai Man                             --------------------
in the presence of:


/s/ Jerry W.L. Yip
---------------------

Witness     :   Jerry W.L. Yip
Address     :   31 New Henry House, 10 Ice House Street, Central,
Hong Kong
Occupation  :   Solicitor, Hong Kong



SEALED with the Common Seal of
DIGITAL WORLD FINANCE LIMITED                 /s/ Chan Tak Hung
(                  )                          -----------------
and SIGNED BY  Chan Tak Hung
in the presence of:


/s/ Jerry W.L. Yip
-----------------------------

Witness     :   Jerry W.L. Yip
Address     :   31 New Henry House, 10 Ice House Street, Central,
Hong Kong
Occupation  :   Solicitor, Hong Kong